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             [LETTERHEAD OF McGLADREY & PULLEN, LLP APPEARS HERE]


                                                                    EXHIBIT 16.1


November 18, 1988


Mr. George Hensley
c/o Rick Urrea
Klaire International
901 Rio Grande Blvd., NW
Suite G 250
Albuquerque, NM 87104


Dear Mr. Hensley:

This is to confirm that the client-auditor relationship between Septima Enterprises, Inc. (Commission File Number 33-25126-D) and McGladrey & Pullen, LLP has ceased.


Sincerely,

/s/ Frank T. Compiani

Frank T. Compiani
Partner

cc:  Office of the Chief Accountant
     SECPA Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, NW
     Washington, DC 20549